["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                   EXHIBIT 10.14

                             AMENDED AND RESTATED

                            COLLABORATION AGREEMENT

                                     AMONG

                         AMERICAN NATIONAL RED CROSS,

                          NEW YORK BLOOD CENTER, INC.

                                      AND

                            V.I. TECHNOLOGIES, INC.


     THIS AMENDED AND RESTATED COLLABORATION AGREEMENT (the "Restated Agreement") entered into this 15th day of December, 1997, (the "Effective Date") by and between the American National Red Cross, a congressionally chartered not for profit corporation, with its headquarters at 8111 Gatehouse Road, Falls Church, Virginia 22042 (the "ANRC"), New York Blood Center, Inc., a New York not-for-profit corporation, with its headquarters at 310 East 67th Street, New York, New York 10021 (the "NYBC"), and V.I. Technologies, Inc., a Delaware for-profit corporation, with its headquarters at 155 Duryea Road, Melville, New York 11747 (formerly known as Melville Biologics, Inc., "VITEX").

     WHEREAS, the ANRC and the NYBC entered into that certain Collaboration Agreement dated February 22, 1991 (the "Original Agreement"); and.

     WHEREAS, the ANRC, the NYBC and VITEX have entered into a First Amendment and Restatement of the Original Agreement on July 22, 1996 (the "First Restated Agreement"); and

     WHEREAS, with the consent of the NYBC, the ANRC and VITEX have contemporaneously entered into a Supply, Manufacturing, and Distribution Collaboration Agreement

(the "Distribution Agreement") providing for (a) VITEX's processing of Input (as hereinafter defined) provided by the ANRC and manufacturing of the Product (as hereinafter defined) by VITEX, and (b) VITEX's granting the ANRC certain distribution rights to the Product; and

     WHEREAS, the mission of the ANRC is to fulfill the needs of the American people for the safest, most reliable and most cost-effective blood, plasma and tissue services through voluntary donations; and

     WHEREAS, the ANRC entered into the Original Agreement, the First Restated Agreement, the Distribution Agreement and this Restated Agreement so as to materially enhance the safety of the Input (as hereinafter defined) to aid and assist in advancing the health and well-being of as many people as possible and thereby furthering the charitable mission of the ANRC.

     NOW, THEREFORE, the NYBC, the ANRC and VITEX agree to amend and restate the First Restated Agreement in its entirety by agreeing to the following:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

     1.1 "ANRC Know-How" shall mean all proprietary technical information, including processes, formulae, designs and data, owned or possessed in whole or in party by the ANRC relating to the manufacture or use of the Product.

     1.2 "Expansion" shall mean the expansion (i.e., facility and equipment) of the Melville Plant to accommodate the processing of up to ******************
*******************.

     1.3 "Input" shall mean human blood plasma provided to VITEX by the ANRC pursuant to the terms of the Distribution Agreement which plasma meets the specifications set forth in the Distribution Agreement.

     1.4 "FDA" shall mean the U.S. Food and Drug Administration or any successor agency.

     1.5    "Know-How" shall mean VITEX Know-How and ANRC Know-How.

     1.6 "Melville Plant" shall mean the manufacturing facility licensed by the FDA, located in Melville, New York, and occupied and controlled by VITEX.

     1.7 "PLA" shall mean a Product License Application submitted to and for approval by the FDA. "S/D Plasma PLA" shall mean the PLA for solvent/detergent-treated human blood plasma for transfusion submitted by the NYBC for filing with the FDA on February 28, 1993, as revised on July 11, 1994. Pursuant to the Amended and Restated Asset Transfer Agreement between the NYBC and VITEX, dated February 7, 1995 (the "Asset Transfer Agreement"), the S/D Plasma PLA was transferred from the NYBC to VITEX.

     1.8 "Product" shall mean the product referenced in the S/D Plasma PLA, which product is a human blood plasma, pooled and treated to inactivate virus and intended for transfusion as such or following minor changes in composition. Purified plasma derivatives, such as coagulation factor concentrates, fibrinogen, or immunoglobulin, prepared from virus-inactivated plasma, are not covered by this Agreement and the Distribution Agreement. The Product is also known under the names VIPLAS/SD, Plas Plus or S/D Plasma and conforms to the specifications set forth in the Distribution Agreement.

     1.9 "Units(s)" shall mean two hundred (200) milliliters of frozen liquid Product, prepared within VITEX's manufacturing specifications and intended for use in patients.

     1.10 "VITEX Know-How" shall mean all proprietary technical information, including processes, formulae, designs and data, owned or possessed in whole or in part by the NYBC and/or VITEX relating to the manufacture or use of the Product.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                  ARTICLE II
                                  ----------

                                   PAYMENTS

     2.(a) As of the Effective Date, the ANRC has loaned VITEX three million dollars ($3,000,000) (the "Expansion Fee") for the Expansion. Such Expansion Fee is a loan that shall be repaid by VITEX to the ANRC in accordance with Sections 2(b) and 2(c).

     2.(b) VITEX shall amortize the Expansion Fee at the rate of fifteen percent (15%) per year for five (5) years following approval of the S/D Plasma PLA, provided, however, that during Period One (as defined in the Distribution Agreement), the ANRC shall provide ******* units of Input, and further provided, that during Period Two (as defined in the Distribution Agreement) and every Subsequent Period(s) (as defined in the Distribution Agreement), the ANRC shall provide ******* units of Input, all in accordance with the Distribution Agreement. The balance of the Expansion Fee will be payable in the fifth anniversary of the approval of the S/D Plasma PLA.

     2.(c) If in any year the ANRC fails to provide the Input as set forth in
Section 2(b), the amortization of the Expansion Fee for such year shall be prorated accordingly.

                                  ARTICLE III
                                  -----------

                                CONFIDENTIALITY

     3.1 Each party agrees not to disclose any Know-How or other proprietary information provided to it pursuant to the Restated Agreement. This obligation shall not apply to any such information which:

            (a) Is or subsequently becomes known to the public through no fault of the disclosing party.

            (b) Was in the possession of the disclosing party prior to disclosure hereunder as established by documentation within thirty
            (30) days of disclosure.

            (c) Is obtained from a third party who or which has the right to disclose same.

            (d) Is disclosed to governmental, authorities in response to a lawful order or demand for disclosure or in order to obtain required consents, permits, licenses or other approvals relating to the processing, use or sale of Product.

     3.2 Each party agrees to treat as confidential the terms and conditions of the Restated Agreement.

     3.3 The provisions of this Article shall survive termination, cancellation or expiration of the Restated Agreement.

     3.4 To the extent there are any inconsistencies with respect to confidentiality between the Restated Agreement and the Distribution Agreement, the Distribution Agreement shall control.

                                  ARTICLE IV
                                  ----------

                                     TERM

     The Restated Agreement shall terminate upon repayment of the Expansion Fee to the ANRC. Termination of the Restated Agreement shall not affect Article III, which shall survive such termination.

                                   ARTICLE V
                                   ---------

                                    NOTICES

     Any notice, report or other communication required or permitted to be given or made under the Restated Agreement by one of the parties to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, or by facsimile, confirmed forthwith in written dispatch as described herein, addressed to such other party at its respective address as follows:

     If to the NYBC:          New York Blood Center, Inc.
                              310 East 67th Street
                              New York, New York 10021
                              Attention: Miriam Sparrow, Esq.

     If to VITEX:             V.I. Technologies, Inc.
                              155 Duryea Road
                              Melville, New York 11747
                              Attention: President
                              Facsimile: (516) 752-8754

     with a copy to:          Crummy, Del Deo, Dolan, Griffinger & Vecchione
                              One River Front Plaza
                              Newark, New Jersey 07102
                              Attention: Frank Lawatsch, Jr.
                              Facsimile: (973) 639-6249

     If to the ANRC:          American National Red Cross
                              1616 Fort Myer Drive, 17th Floor
                              Rosslyn, Virginia 22209-3100
                              Attention: Christopher Lamb, Esq.

     with a copy to:          Office of General Counsel
                              1616 Fort Myer Drive, 18th Floor
                              Rosslyn, Virginia 2209-3100
                              Facsimile: (703) 312-5728


                                  ARTICLE VI
                                  ----------

                  RELATIONSHIP WITH THE NEW YORK BLOOD CENTER

     The ANRC and the NYBC agree to negotiate in good faith an agreement under which the ANRC will provide the NYBC with the opportunity to purchase the Product at reasonable cost and, subject to equitable allocation required in the event of unavailability of the Product, in quantities that the NYBC deems sufficient for its needs. The agreement between the ANRC and the NYBC will insure that the ANRC will supply the Product on terms which are commercially reasonable and no less favorable than those granted to any other purchaser of the Product.

                                  ARTICLE VII
                                  -----------

                                 GOVERNING LAW

     The Restated Agreement shall be construed and the rights of the parties governed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, including matters of validity, construction, performance and remedy.

                                 ARTICLE VIII
                                 ------------

                          ENTIRE AGREEMENT; AMENDMENT

     The Restated Agreement, and the Distribution Agreement set forth the entire understanding and agreement of the parties with respect to the subject matter contained herein and may not be modified or amended except as expressly stated herein or by a written agreement duly executed by all parties hereto.

                                  ARTICLE IX
                                  ----------

                            DISTRIBUTION AGREEMENT

     To the extent the Distribution Agreement may be deemed an amendment to the First Restated Agreement, the NYBC consents to such amendment, but such consent shall not be deemed a consent to the terms and conditions of the Distribution Agreement to which it is not a party.

IN WITNESS WHEREOF, the parties hereto have caused the Restated Agreement to be executed in triplicate by their duly authorized representatives.


        AMERICAN NATIONAL RED CROSS                NEW YORK BLOOD CENTER, INC.

        SIGNATURE:                                 SIGNATURE:

        NAME:                                      NAME:

        TITLE:                                     TITLE:

        DATE:                                      DATE:



                                                   V.I. TECHNOLOGIES,  INC.

                                                   SIGNATURE:

                                                   NAME:

                                                   TITLE:

                                                   DATE: